UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 31, 2008
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza
Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)
(631) 342-6000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities
In August 2006, CA, Inc. announced the Fiscal 2007 Restructuring Plan to improve CA, Inc.’s expense structure and increase its competitiveness. On March 31, 2008, CA, Inc. approved additional cost reduction and restructuring actions relating to the Fiscal 2007 Restructuring Plan. The objectives under the Fiscal 2007 Restructuring Plan now include (1) a total workforce reduction of approximately 2,800 positions, (2) global facilities consolidations and (3) other cost reduction initiatives. CA, Inc. expects to incur additional pre-tax restructuring charges of approximately $75-100 million, bringing the total pre-tax restructuring charges that CA, Inc. expects to incur in connection with the Fiscal 2007 Restructuring Plan to $275-300 million (including termination costs of approximately $200-$215 million and global facilities consolidations of approximately $75-$85 million).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.
Date: April 4, 2008	By:	/s/ Kenneth V. Handal
Kenneth V. Handal,
Executive Vice President, Global Risk and Compliance, Chief Compliance Officer and Corporate Secretary